Exhibit 99.1

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (“Sublease”) is dated for references purposes only as of June 13, 2006, and is made by and between FedEx Freight West, Inc., a California corporation, formerly known as “Viking Freight, Inc.” (“Sublessor”), and Monolithic Power Systems, Inc. (“Sublessee”). Sublessor and Sublessee hereby agree as follows:

RECITALS

A. Brokaw Interests, a California limited partnership (as successor-in- interest to Sobrato Development Companies #941, a California limited partnership) (“Master Landlord”), and Sublessor are parties to that certain Lease, dated August 9, 1996, a Memorandum of Lease evidencing which was recorded on August 29, 1996 as Instrument No. 13425262 in the Santa Clara County, California Official Records, as amended by that certain First Amendment to Lease of even date (collectively, the “Master Lease”), pertaining to certain the real property and improvements now commonly known as 6409 Guadalupe Mines Road, San Jose, California and more particularly described in the Master Lease (the “Premises”), which Master Lease is made a part hereof by reference as provided in Section 28 of this Sublease. Sublessee acknowledges that it has previously been provided with a true and correct copy of the Master Lease.

B. Now, therefore, for good and valuable consideration, and in consideration of the covenants herein, Sublessor does hereby sublease to Sublessee, and Sublessee does hereby sublease from Sublessor, the Premises on the following terms, covenants and conditions:

1. Agreement. For good and valuable consideration, and in consideration of the covenants herein, Sublessor does hereby sublease to Sublessee, and Sublessee does hereby sublease from Sublessor, the Premises as described herein on the following terms, covenants and conditions.

2. Term; Permitted Use; No Extension Rights.

2.1 Term. The term of this Sublease (“Term”) shall commence on the date the Master Landlord delivers its written consent to this Sublease to Sublessor (“Commencement Date”) and continue up to and including October 31, 2009 (“Expiration Date”), unless this Sublease is sooner terminated pursuant to its terms or the Master Lease is sooner terminated pursuant to its terms. Sublessor shall deliver a copy of Master Landlord’s consent to Sublessee immediately upon receipt of same, but in any case no later than two (2) business days after receipt. Upon the Commencement Date, Sublessor shall deliver the Premises to Sublessee in the condition required by Section 7 hereof. Sublessee’s inability or failure to take possession of the Premises on the Commencement Date shall not delay the Commencement Date or Sublessee’s obligation to pay any Rent (as defined herein) as and when due. Notwithstanding anything to the contrary in this Section 2.1, Sublessor shall not be obligated deliver possession of the Premises until such time as Sublessee has provided the payments required pursuant to Section 25 and the required evidence of insurance pursuant to Section 15.

2.2 Permitted Use. To the extent permitted by paragraph 3 of the Master Lease, Sublessee may use the Premises twenty-four (24) hours per day seven (7) days a week for the following purposes: office space, research and development, marketing, light manufacturing, limited storage and other ancillary uses directly related to the foregoing. Sublessee shall comply with all reasonable rules and regulations set forth in the Master Lease and promulgated from time to time by Sublessor and Master Landlord, including specifically rules and regulations related to the parking areas. Sublessor makes no representation or warranty that any particular desired use of the Premises is permitted under applicable laws or the Master Lease.

2.3 No Extension Rights. Sublessee acknowledges and agrees that it has no right to extend the Term of this Sublease beyond the Expiration Date, and that Sublessor has no duty or obligation, whether express or implied, to exercise any option to extend the Master Lease. Provided Sublessor has not exercised its option to extend the Master Lease for its own benefit, Sublessee’s right to remain in the Premises after the Expiration Date shall be a matter of separate agreement between Sublessee and Master Landlord.

3. Monthly Rent and Additional Rent.

3.1 Monthly Rent. Beginning on the later of September 15, 2006 or the date the Master Landlord approves this fully-executed Sublease (the “Rent Commencement Date”), and subject to any rent credit which Sublessee is entitled to under the Construction Rider attached as Exhibit A, Sublessee shall pay monthly rent (“Monthly Rent”) for the Premises throughout the Term hereof according to the following rate:

Rent Commencement Date through July 31, 2007:	$48,497.00 per month;
August 1, 2007 through July 31, 2009:	$51,252.00 per month;
August 1, 2009 through October 31, 2009:	$54,008.00 per month

It is expressly agreed by Sublessor and Sublessee that the amount payable as Monthly Rent includes the following operating expenses applicable to the Premises: real property taxes (but Sublessee shall at all times be liable for all taxes levied against Sublessee’s personal property and trade or business fixtures), Sublessor’s property insurance, exterior building maintenance, landscaping maintenance, property management, maintenance, repair, and replacement of the heating, ventilating and air conditioning systems (“HVAC”), exterior security services (but only to the extent Sublessor provides such security as of the Commencement Date, but not including any additional security Sublessee chooses to provide for itself during the construction period).

3.2. Additional Rent. Sublessee shall, at its sole cost and expense, and without reimbursement from Sublessor, be responsible for payment directly to the provider of (i) the cost of all utilities serving the Premises, (ii) janitorial, garbage and refuse and (iii) and the cost of all other services separately provided to the Premises, including HVAC (but not including the cost of maintaining, repairing and replacing the HVAC, which shall be paid by Sublessor; provided, however, Sublessor shall not be responsible for the cost of maintaining, repairing and replacing any part of the HVAC installed by Sublessee pursuant to the Construction Rider ). In addition, Sublessee shall be responsible for payment of its own telephone, telecommunications and data communications charges. Sublessor shall not be liable to Sublessee for a loss of or injury to property or business, however occurring, through or in connection with or incidental to furnishing or failure to furnish the utilities and services referenced in this Section 3.2. Any charges required to be paid by Sublessee to Sublessor under this Sublease, other than the Monthly Rent, shall be deemed additional rent (“Additional Rent”). Monthly Rent and Additional Rent shall hereinafter collectively be referred to herein as “Rent.”

3.3 Method of Payment. As used herein, “month” shall mean a period beginning on the first day of a calendar month and ending on the last day of that month. Monthly Rent shall be paid on or before the first day of each month. Rent for any period during the Term hereof which is less than one month shall be a pro rata portion of the applicable monthly installment thereof based on the number of days in that month. Rent shall be payable without notice or demand and without any deduction, offset, or abatement, in lawful money of the United States of America. Rent payable to Sublessor shall be paid at 6411 Guadalupe Mines Road, Suite 3132, P.O. Box 649002, San Jose, CA 95120, Attention: Lease Accountant.

4. Grant of License. Sublessor hereby grants to Sublessee and its employees a license (“License”) to have access to and use the cafeteria services located within the adjacent building leased by Sublessor (6411 Guadalupe Mines Road). Sublessee may so use the cafeteria during normal operating hours, and the License shall otherwise be subject to any reasonable rule or directives which Sublessor may establish from time to time in writing. The License is (i) revocable at anytime upon written notice to Sublessee, whether in whole or in part, (ii) personal to Sublessee, and (iii) not be transferrable to any other person or entity.

5. Security Deposit. Concurrently with Sublessee’s execution of this Sublease, Sublessee shall deposit with Sublessor, in cash, the sum of Fifty Four Thousand Dollars ($54,000.00), as security for the performance by Sublessee of the terms and conditions of this Sublease (the “Security Deposit”) If Sublessee fails to pay Rent or other charges due hereunder or otherwise defaults with respect to any provision of this Sublease, then Sublessor may draw upon, use, apply or retain all or any portion of the Security Deposit for the payment of any Rent or other charge in default, for the payment of any other sum which Sublessor has become obligated to pay by reason of Sublessee’s default, or to compensate Sublessor for any loss or damage which Sublessor has suffered thereby, including attorneys fees (whether or not any legal proceedings are filed against Sublessee). If Sublessor so uses or applies all or any portion of the Security Deposit, then Sublessee shall, within five (5) days after demand therefor, deposit cash with Sublessor in the amount required to restore the Security Deposit to the full amount stated above. Within fourteen (14) days after the expiration or earlier termination of this Sublease, if Sublessee is not then in default, Sublessor shall return to Sublessee (without interest) so much of the Security Deposit as has not been applied by Sublessor pursuant to this Section 5 or which is not otherwise required to cure Sublessee’s defaults. Sublessor shall not be required to keep the Security Deposit separate from its own funds. Sublessee hereby waives the provisions of California Civil Code Section 1950.7.

6. Tenant Improvement Allowance. Sublessee shall construct certain improvements on the Premises and Sublessor shall provide a tenant improvement allowance therefor, all as set forth in the Construction Rider.

7. Maintenance and Repairs. Sublessor shall deliver the Premises to Sublessee in its “As-Is,” except that, prior to the Commencement Date Sublessor shall, at no cost to Sublessee (i) remove all of Sublessor’s personal property from the Premises, and (ii) and verify that the HVAC, lighting, electrical and plumbing systems (collectively, the “Building Systems”) serving the Premises are in good working order on the Commencement Date. Except as set forth in this Section 7, Sublessee shall accept the Premises in its then-existing, “as is” condition, and, so long as the Building Systems and the Premises are in the condition required by the preceding sentence on the Commencement Date, after the Commencement Date Sublessor shall have no obligation whatsoever to make or pay the cost of any alterations, improvements or repairs to the Premises, including, without limitation, any improvement or repair required to comply with any law, regulation, building code or ordinance (including, without limitation, the Americans with Disabilities Act of 1990 [“ADA”]). Sublessor agrees to use reasonable efforts to cause Master Landlord to perform any repairs, maintenance or replacements it is required to make under the Master Lease. As of the date of this Sublease, Sublessor represents that, to the best of Sublessor’s actual knowledge and belief (as limited to the actual knowledge and belief of Sublessor’s Managing Director-Real Estate & Construction), Master Landlord is not in breach of its obligations in the Master Lease for such work. Otherwise, subject to Section 24.1 hereof, Sublessor is not responsible for any repairs required to be performed by Master Landlord under the terms of the Master Lease. Sublessee acknowledges and agrees that it has had the full opportunity to inspect the Premises and all conditions related thereto, including specifically any environmental conditions.

8. Indemnity. Sublessee shall indemnify, protect, defend (with counsel reasonably acceptable to Sublessor) and hold Sublessor harmless from and against any and all claims, losses, liabilities, judgments, causes of action, damages, costs and expenses (including reasonable attorneys’ and experts’ fees) (collectively, “Claims”) caused by or arising in connection with: (i) the use or occupancy of the Premises, (ii) any act or omission of Sublessee, or its employees, contractors, agents, or invitees, (iii) a breach of Sublessee’s obligations under this Sublease; (iv) a breach of Sublessee’s obligations under the Master Lease to the extent incorporated herein; (v) any hazardous materials or substances (as identified in paragraph 18 of the Master Lease) used, stored, released, disposed, generated or transported by Sublessee, or its agents, employees, contractors or invitees in, on or about the Premises, the Premises or the building of which the Premises are a part, or (vi) any claim of loss, liability or action made by Master Landlord or the owner of the Premises against Sublessor with respect to any act or omission of Sublessee, or its agents, employees, contractors or invitees in, on or about the Premises, the Premises or the building of which the Premises are a part, except to the extent such Claims are caused by Sublessor’s negligence. The foregoing indemnification shall survive the expiration or earlier termination of this Sublease.

9. Sublessor Right to Cure Defaults. If Sublessee fails to pay any sum of money to Sublessor, or fails to perform any other act on its part to be performed hereunder, then Sublessor may, but shall not be obligated to, make such payment or perform such act. All such sums paid, and all costs and expenses of performing any such act, shall be deemed Additional Rent payable by Sublessee to Sublessor upon demand, together with interest thereon at the interest rate provided for herein from the date of the expenditure until repaid.

10. Assignment and Subletting. Sublessee shall not have the right to assign this Sublease or any interest herein, nor to sublet all or any part of the Premises during the Term without the written consent of Sublessor, which consent may be withheld in Sublessor’s sole and absolute discretion; provided, however, in the event Sublessor consents to a proposed sublease (which proposed sublease shall also require the consent of the Master Landlord), then in addition to Sublessee reimbursing Sublessor’s review costs in the amount of $1,500.00, Sublessee shall pay fifty percent (50%) of any rent or other consideration received by Sublessee for Sublessee’s leasehold interest in excess of (x) the monthly rent payable hereunder (or the amount thereof proportionate to the portion of the Premises subject to such subletting or assignment) and (y) reasonable commissions and legal fees (legal fees not to exceed $3,000.00) actually payable by Sublessee. Sublessee acknowledges and agrees that Sublessor’s right to withhold its consent to a proposed assignment or sublease is both fair and reasonable because Sublessor itself does not have the unrestricted right to grant any further assignment or sublease of the Premises and Sublessor is providing a tenant improvement allowance to Sublessee.

11. Damage or Destruction; Eminent Domain.

11.1 Damage or Destruction. In the event of any damage to or destruction of the Premises, this Sublease shall terminate if and when the Master Lease is terminated by the Master Landlord or the Sublessor as a result thereof. If the Master Lease is not terminated, this Sublease shall, subject to the provisions of Section 11.2 below, continue in full force and effect and Sublessee shall be entitled to an abatement of Rent in the same proportion to any abatement in rent and all other charges applicable to the Premises which Sublessor shall be entitled to under the Master Lease. Sublessee agrees to give Sublessor prompt notice of any such material damage or destruction to the Premises. In the event the damage or destruction is such that Sublessor is entitled to terminate the Master Lease (whether in whole or in part) pursuant to the terms and conditions thereof, then Sublessor shall exercise such termination rights in its sole discretion and without any duty or obligation to Sublessee. In no event shall Sublessor have any obligation to repair or restore the Premises (unless so obligated by the terms and conditions of the Master Lease) or any personal property, improvements, or trade fixtures of Sublessee. Sublessee shall not be entitled to any compensation or damages from Sublessor for (i) loss of the use of the Premises, (ii) loss of Sublessee’s personal property, or (iii) other damage or inconvenience occasioned by damage or destruction or the subsequent restoration of the Premises, including, but not limited to, general and consequential damages. Subject to the provisions of Section 11.2 below, Sublessee hereby waives the provisions of Section 1932 (2) and 1933 (4) of the California Civil Code, and the provisions of any similar or successor statutes.

11.2 Sublessee’s Right to Terminate. In the event of any damage to or destruction of the Premises, Sublessee shall have the independent right to terminate this Sublease if (i) the damage or destruction is so extensive as to substantially prevent the use and occupancy of the Premises for the purposes expressed herein and (ii) the Premises cannot, with reasonable diligence, be fully restored by the Master Landlord (or by Sublessor, if applicable) within one hundred twenty (120) days after the date of damage or destruction, as certified in writing by Sublessee’s architect, structural engineer or general contractor. If Sublessee elects to terminate this Sublease pursuant to this Section 11.2, Sublessee shall give Sublessor notice of its election to terminate and certification within thirty (30) days after the date of such damage or destruction, and this Sublease shall thereupon terminate thirty (30) days after the date Sublessee gives notice of its election. In the event of such termination, Sublessee shall not be entitled to any compensation or damages from Sublessor for loss of the use of the Premises, loss of Sublessee’s personal property, or other damage or inconvenience occasioned by damage or destruction of the Premises, including, but not limited to, general and consequential damages. Notwithstanding the foregoing, Sublessee shall not have the right to terminate under this Section 11.2 if the damage or destruction was caused, in whole or in part, by the act or omission of Sublessee or Sublessee’s agents, representatives or employees.

11.3 Eminent Domain. In the event all or any part of the Premises shall be taken for any public or quasi-public use under any statute or by right of eminent domain or private purchase in lieu thereof, this Sublease shall terminate if and when the Master Lease is terminated as a result thereof. If the Master Lease is not terminated, this Sublease shall continue in full force and effect as to the part not so taken and Sublessee shall be entitled to an abatement of Rent in the same proportion to any abatement in rent and all other charges to which Sublessor shall be entitled to under the Master Lease. To the extent permitted under the Master Lease, Sublessee shall be entitled to recover any award for the taking of Sublessee’s personal property and trade fixtures, relocation expenses, and loss of goodwill.

12. Effect of Conveyance. As used in this Sublease, the term “Sublessor” means the holder of the “Tenant’s” interest under the Master Lease which, as of the date hereof, is FedEx Freight West, Inc., a California corporation. In the event of any transfer of Sublessor’s interest, said Sublessor shall be and hereby is entirely relieved of all covenants and obligations of the Sublessor hereunder accruing after the date of transfer, provided that the transferee has, in writing, assumed and agreed to carry out all covenants and obligations thereafter to be performed by Sublessor hereunder. Sublessor shall transfer and deliver any Security Deposit of Sublessee to the transferee of said Sublessor’s interest in the Master Lease, and thereupon the Sublessor shall be discharged from any further liability with respect thereto.

13. Acceptance. By taking possession of the Premises, Sublessee shall conclusively be deemed to have accepted the Premises in their as-is, then-existing condition, subject to the provisions of Section 7 hereof.

14. Alterations. Other than the alterations, additions or improvements which Sublessee is permitted to make pursuant to the Construction Rider (“Initial Improvements”), no alteration, addition or improvement shall be made to the Premises except in accordance with this Sublease and the Master Lease, and with the prior written consent Sublessor (and the consent of the Master Landlord, if applicable), with Sublessor’s consent not to be unreasonably withheld. To obtain Sublessor’s consent, Sublessee shall deliver to Sublessor the proposed architectural and structural plans for all such alterations, additions or improvements (collectively referred to as “alterations”) along with Sublessee’s written request. Within five (5) business days following receipt of Sublessee’s request, Sublessor shall notify Sublessee in writing whether Sublessor consents to the proposed alterations, and if so, whether Sublessor will require Sublessee to remove such alterations at the expiration or sooner termination of the Term. Sublessor and, according to the written consent of Master Landlord, Master Landlord, consent to the Initial Improvements and agree they need not be removed upon the termination of the Sublease. Provided Sublessee obtains Sublessor’s consent, Sublessee agrees that it will not proceed to make such alterations until three (3) business days from the receipt of such consent, in order to allow Sublessor to post appropriate notices to avoid any liability to contractors or material suppliers for payment for Sublessee’s alterations. Sublessee will at all times permit such notices to be posted and to remain posted until the completion of work.

15. Insurance, Waiver of Subrogation and Release.

15.1 Sublessee’s Insurance. Sublessee shall obtain and keep in full force (i) a policy of commercial general liability and property damage insurance, (ii) worker’s compensation insurance, together with employer’s liability coverage, and (iii) direct physical loss insurance covering Sublessee’s improvements, alterations, equipment, trade fixtures and personal property, all of which shall have the same scope of coverage and insurance limits specified in paragraph 12 of the Master Lease. Such insurance shall name Sublessor and the Master Landlord as additional insureds (and such other persons as Sublessor or Master Landlord may specify). Sublessee’s insurance shall also provide coverage for Sublessee’s indemnification obligations under this Sublease. Such insurance shall also provide that it is primary insurance and not “excess over” or contributory. On or before the Commencement Date, Sublessee shall provide appropriate evidence of the specified insurance and shall otherwise comply with all other insurance requirements under the Master Lease.

15.2 Waiver of Subrogation. Sublessor and Sublessee hereby release each other from any injury to persons, damage to property, or loss of any kind which is caused by or results from any risk insured against under any valid and collectible insurance policy carried by either party, which contains a waiver of subrogation by the insurer; provided, however, that such liability shall be released only to the extent that the damages are covered by such insurance, and only if the insurance permits such partial release. This release shall be in effect only so long as the applicable insurance policy contains a clause to the effect that this release shall not affect the right of the insured to recover under such policy. Each party shall use commercially reasonable efforts to cause each insurance policy obtained by it to provide that the insurer waives all right of recovery against the other party and its agents and employees in connection with any damage or injury covered by such policy, and each party shall notify the other party if it is unable to obtain such a waiver of subrogation. Sublessor shall not be liable to Sublessee, nor shall Sublessee be entitled to terminate this Sublease or to abate Rent, for the following: (i) failure or interruption of any Building Systems or other utility system or service; (ii) failure of Master Landlord to maintain the Premises as may be required under the Master Lease; or (iii) Master Landlord’s alterations or improvements to, or changes in the configuration of, the Premises or the common areas thereof.

16. Default. Sublessee’s failure to perform any of its obligations under this Sublease, beyond the notice and cure periods set forth herein or in the Master Lease, as applicable, shall be deemed a material default under this Sublease. In addition, Sublessee shall be in material default of its obligations under this Sublease if Sublessee is responsible for the occurrence of any of the events of default set forth in paragraph 22 of the Master Lease, or if any other act or omission of Sublessee causes Sublessor to be in default under the Master Lease.

17. Remedies. In the event of any default by Sublessee under this Sublease beyond applicable cure periods, Sublessor shall have all remedies provided by applicable law, including, without limitation, all rights pursuant to paragraph 22(s) of the Master Lease and under California Civil Code Sections 1951.2 and 1951.4. Sublessor may resort to its remedies cumulatively or in the alternative.

18. Surrender. On or before the Expiration Date, Sublessee shall remove all of its personal property, and shall remove all of its trade fixtures and all alterations and improvements made by Sublessee after the Initial Improvements and which Master Landlord or Sublessor notifies Sublessee, and is permitted by this Sublease to require, to be removed, and shall surrender the Premises to Sublessor in good condition and repair (reasonable wear and tear excepted), free of hazardous materials or substances stored, used or disposed of by Sublessee, or its agents, employees, contractors and invitees. Notwithstanding the foregoing, Sublessee shall not be required to remove the Initial Improvements and any other alterations or improvements installed in the Premises by Sublessor prior to the Commencement Date. If the Premises are not so surrendered, then Sublessee shall be liable to Sublessor for all costs incurred by Sublessor in returning the Premises to the required condition, plus interest thereon at the rate provided for herein. Sublessee shall indemnify, defend, protect and hold harmless Sublessor against any and all claims, liabilities, judgments, causes of action, damages, costs, and expenses (including attorneys’ and experts’ fees) resulting from Sublessee’s delay in surrendering the Premises, including, without limitation, any claim made by Master Landlord or any succeeding lessee founded on or resulting from such failure to surrender.

19. Brokers. Other than Trammell Crow Company and Colliers International, Sublessor and Sublessee each represent to the other that they have not engaged the services of any real estate brokers, finders, agents or salesmen in connection with this sublease transaction. Except as to Sublessor’s obligation to pay a commission to Colliers International pursuant to its separate agreement, which commission shall be payable if and only if Sublessee takes possession of the Premises pursuant to this Sublease as fully executed by the parties, each party agrees to indemnify and hold the other party harmless from and against all claims for brokerage commissions, finder’s fees, or other compensation made by any other agent, broker, salesman or finder as a consequence of said party’s actions or dealings with such agent, broker, salesman, or finder.

20. Notices. All notices required by this Sublease shall be in writing and shall be delivered (i) in person (by the appropriate party or by courier), (ii) by certified or registered mail, (iii) by FedEx next day delivery service, or (iv) by facsimile transmission (with transmission receipt retained), and shall be deemed sufficiently given if served in a manner specified in this Section 20. The addresses noted below a party’s signature on this Sublease shall be that party’s address for delivery or mailing of notices. A party may give notice to the other through its respective attorney(s). Either party may by written notice to the other specify a different address for notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of receipt as shown on the receipt card, or if no receipt date is shown, the postmark thereon. Notices delivered by FedEx next day delivery shall be deemed given the next business day after deposit of the same with FedEx (with all charges pre-paid), or actual date of delivery or attempted delivery, if later than the next business day. Notices transmitted by facsimile transmission shall be deemed delivered upon electronic or telephone confirmation of the time of receipt, provided the time of receipt is not later than 5:00 P.M. in the time zone of the recipient (if received after 5:00 P.M., the facsimile transmission shall be deemed received on the next day). If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day. Notwithstanding the specific methods for giving notice as provided in this Section 20, notices given by Sublessor pursuant to any unlawful detainer statutes shall be served or delivered in the manner provided for in such statutes.

21. Severability. If any term of this Sublease is held to be invalid or unenforceable by any court of competent jurisdiction, then the remainder of this Sublease shall remain in full force and effect to the fullest extent possible under the law, and shall not be affected or impaired.

22. Amendment. This Sublease may not be amended except by the written agreement of all parties hereto.

23. Attorneys’ Fees. If either Sublessor or Sublessee shall bring any action or legal proceeding to enforce, protect or establish any term or covenant of this Sublease, the prevailing party shall be entitled to recover its reasonable attorneys’ fees, court costs and experts’ fees as may be fixed by the court. “Prevailing party” as used in this Sublease shall have the meaning as set forth in California Code of Civil Procedure Section 1032 (or successor statute thereto).

24. Incorporation of Master Lease.

24.1 Applicability of Master Lease. Subject to the provisions of Section 24.2 herein, the terms and conditions of this Sublease shall include certain sections and paragraphs of the Master Lease, which are incorporated into this Sublease to the extent provided herein, except that, unless specifically provided otherwise, (i) each reference to “Lease” or “Lease Agreement” therein shall be deemed a reference to this Sublease; (ii) each reference therein to the “Premises” shall be deemed a reference to the Premises; (iii) each reference therein to “Landlord” and “Tenant” shall be deemed a reference to Sublessor and Sublessee, respectively, (iv) with respect to work, services, repairs, restoration, provision of insurance or the performance of any other obligation of Master Landlord under the Master Lease, the sole obligation of Sublessor shall be to request the same in writing from Master Landlord as and when requested to do so by Sublessee, and to use Sublessor’s good faith efforts (without requiring Sublessor to spend more than a nominal sum for expenses) to obtain the Master Landlord’s performance; (v) with respect to any obligation of Sublessee to be performed under this Sublease, wherever the Master Lease grants to Sublessor a specified number of days to perform its obligations under the Lease, Sublessee shall have three (3) fewer days to perform the obligation, including, without limitation, curing any defaults (provided, however, that if any cure period provides for three (3) days or less to perform, Sublessee shall have two (2) days to perform); and (vi) with respect to any approval required to be obtained from the Master Landlord under the Master Lease, such consent must be obtained from both the Master Landlord and the Sublessor, and the approval of Sublessor may be withheld if the Master Landlord’s consent is not obtained.

24.2 Incorporation of Master Lease. Subject to the express rights, duties, obligations of Sublessor and Sublessee as set forth in this Sublease, all provisions of the Master Lease are incorporated herein by reference, which provisions are to be construed in accordance with Section 24.1 above; provided, however, (i) no such incorporated provision shall be construed to give Sublessor any rights or privileges or create any duty or obligation with respect to the Premises which are reserved to the Master Landlord alone or owner of the Premises alone as the fee owner thereof or otherwise, including, but not limited to, provisions regarding repair or restoration of the Premises, control of common areas, surrender of Sublessee’s alterations and improvements, or termination of the Master Lease upon damage or destruction, (ii) no such incorporated provision shall be construed as creating an indemnity obligation of Sublessor other than that which arises out of the act or omission of Sublessor and its agents, employees and contractors, and (iii) the provisions of the following paragraphs of the Master Lease are specifically excluded from the preceding general incorporation: paragraphs 1; 2; 4 (but excepting the second paragraph thereof); 5, 7; 8 (first sentence thereof only); 10 (but excepting the first paragraph thereof); 12 (but excepting the first sentence and second paragraph thereof); 13; 18 (but excepting the first paragraph thereof); 19 (but excepting the first paragraph thereof); 20; 26; 28 through 32; 37 through 39; 41; 43 (but excepting the first sentence thereof); and 45 (but only as to that provision on page 28 that states “If Landlord fails to perform any obligation required under this Lease or by law or governmental regulation, Tenant in its sole discretion may, after providing any required notice and after allowing any applicable cure period to elapse, perform such obligation, in which event Landlord shall pay Tenant as additional rent all sums paid by Tenant in connection with such substitute performance within ten (10) days following Tenant’s written notice for such payment, failing which Tenant shall be entitled to all remedies available at law or in equity.”); Exhibit B, Exhibit C, Exhibit D and Exhibit E. Sublessee acknowledges and agrees that it has been provided with a copy of the Master Lease, and that it accepts the terms and conditions set forth therein.

25. Conditions Precedent. This Sublease and Sublessor and Sublessee’s obligations hereunder are conditioned upon (i) payment of the following sums by Sublessee which are required on or before execution of this Sublease: the Security Deposit ($54,000.00), pre-paid Monthly Rent ($48,497.00), and a non-refundable fee of $1,500.00 to reimburse Sublessor for costs to be paid to Master Landlord in connection with review of this Sublease, and (ii) Master Landlord’s written consent to the Sublease, which written consent must also contain Master Landlord’s agreement to recognize Sublessee’s use and occupancy pursuant to this Sublease in the event the Master Lease is terminated before the Expiration Date as a result of Sublessor’s breach thereof, and that the Initial Improvements need not be removed upon the termination of the Sublease. In the event Master Landlord does not so approve this Sublease, then Sublessee shall return the Security Deposit and pre-paid Monthly Rent to Sublessee.

26. Signs. Sublessee may, at its sole cost and expense, and subject to Sublessor’s and Master Landlord’s consent (which consent may be withheld or granted, as to Sublessor, in Sublessor’s reasonable discretion, and as to Master Landlord, in Master Landlord’s sole discretion), place (i) a sign on the building, (ii) its name and hours of operation on the Premises and (iii) one (1) or more ground mounted monuments on or about the Premises. Sublessee acknowledges and agrees that it has no other signage rights. All such signs shall comply with applicable laws and ordinances. Upon the expiration or sooner termination of the Sublease, Sublessee agrees that it will remove all such signs or markings placed on the Premises by Sublessee and repair any damage or injury to the Premises caused thereby.

27. Amendment or Modification of Master Lease. Sublessor and Master Landlord shall not amend or modify the Master Lease in any way with respect to the Premises so as to materially increase Sublessee’s obligations hereunder or materially restrict Sublessee’s rights hereunder, without the prior written consent of Sublessee, which shall not be unreasonably withheld or delayed.

28. Assumption of Master Lease. This Sublease shall be subject and subordinate to all of the terms and provisions of the Master Lease, and Master Landlord shall have all rights in respect of the Master Lease (and the Premises) as set forth therein. Except for payments of rent required under the Master Lease (which payments shall be made by Sublessor), and except for the restoration of any alterations or improvements made by Sublessor before the Commencement Date, and except as otherwise provided herein, Sublessee hereby assumes and agrees to perform for Sublessor’s benefit, during the Term of this Sublease, all of Sublessor’s obligations under the Master Lease insofar as they are incorporated herein and relate to the Premises.

29. Termination of Master Lease by Sublessor. Except as provided in Section 6, during the Term, Sublessor shall not voluntarily terminate the Master Lease with respect to the Premises unless and until Master Landlord has agreed in writing to continue this Sublease in full force and effect as a direct sublease between Master Landlord and Sublessee upon and subject to all of the terms, covenants and conditions of this Sublease for the balance of the Term hereof.

30. Parking. Sublessee shall be entitled to utilize 3.5 surface parking spaces per 1000 square feet of leased floor area of the Premises on a non-exclusive basis. The precise parking areas to be utilized by Sublessee shall be designated by Sublessor with Sublessee’s approval, which shall not be unreasonably withheld, and shall be depicted on a site plan which subsequently shall be attached as Exhibit “B” to this Sublease. Sublessee shall not be obligated to pay any additional costs, expenses or charges for the parking rights provided for in this Section 30.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have executed this Sublease Agreement as of the day and year first above written.

SUBLESSEE:		SUBLESSOR:

Monolithic Power Systems, Inc. a California corporation		FedEx Freight West, Inc., a California corporation

By:	/s/ Michael Hsing	By:	/s/ Bruce R. Campisi
Name:	Michael Hsing	Name:	Bruce R. Campisi
Its:	President & CEO	Its:	Managing Dir, Real Estate & Construction

Address:		Address:

Attn: President & CEO		Attn: Managing Dir, Real Estate & Construction
983 University Avenue Bldg A		6411 Guadalupe Mines Rd., # 2185
Los Gatos, CA 95032-7637		San Jose, CA 95120
Fax No.: (408) 357-6601		Fax No.: (408) 927-7691

Exhibit “A”

CONSTRUCTION RIDER

This Exhibit “A” Construction Rider to Sublease Agreement (“Sublease”) between FedEx Freight West, Inc. (“Sublessor”) and Monolithic Power Systems, Inc., a California corporation (“Sublessee”) sets forth the terms and conditions for the tenant improvement work of Sublessee for the premises commonly known as 6409 Guadalupe Mines Road, San Jose, California. Unless otherwise defined herein, all capitalized terms herein shall have the same meaning as set forth in the Sublease.

1.0 Delivery and Acceptance of Premises. As of the Commencement Date of the Sublease, Sublessor shall cause the Premises to be put in the condition generally described in Section 7 of the Sublease. Sublessee acknowledges and agrees that, except as expressly provided in the Sublease and this Construction Rider, Sublessor shall have no obligation to provide or pay for any improvements or alterations to the Premises, and neither Sublessor nor any agent of Sublessor has made any representation or warranty with respect to the Premises or its suitability for the conduct of Sublessee’s business. Sublessor’s construction representative shall be Sublessor’s Corporate Architect (“Construction Representative”) (contact information to be provided to Sublessee).

2.0 Sublessee’s Work; Construction Plans.

2.1 The name and address of the architect for Sublessee’s Work (as defined herein) shall be provided to Sublessor immediately after Sublessee selects its architect (“Sublessee’s Architect”). Sublessee shall be responsible for payment of all costs, fees and expenses for Sublessee’s Architect.

2.2 Sublessor hereby approves the Preliminary Plans attached hereto as Exhibit 1. Within ten (10) working days after the execution of the Sublease, Sublessee shall submit to the Construction Representative a full statement of its tenant improvement requirements. Sublessee shall prepare, at its expense, a conceptual space plan illustrating in more detail the layout of major spatial requirements. The statement of tenant improvement requirements and space plan shall be made with reference to all items to be constructed by Sublessee in the Premises as described in this Construction Rider (collectively, “Sublessee’s Work”). The Construction Representative and Sublessee’s Architect shall meet and confer during the ten (10) day period as and when necessary to ensure timely completion of Sublessee’s plans and specifications. Within five (5) days after the ten (10) day period, the formal plans and specifications for Sublessee’s Work shall be signed by both Sublessor and Sublessee and shall be defined as the “Approved Construction Plans.”

2.3 To the extent applicable, the parties agree to cooperate in good faith with one another regarding Sublessee’s Work. In this respect, each party or its designated representative shall promptly respond to any issues presented by the Construction Representative or Sublessee’s Architect, as well as attend any site or office meetings called by either of such persons.

2.4 Sublessor will not check the plans submitted by Sublessee for building code compliance. Approved Construction Plans are not a representation or admission by Sublessor that the same are in compliance with the requirements of governing authorities, and it shall be Sublessee’s Architect’s responsibility to meet and comply with all federal, state, and local code requirements, including the Americans with Disabilities Act of 1990. Further, Approved Construction Plans do not constitute assumption of responsibility by Sublessor for the accuracy, sufficiency or efficiency of said Approved Construction Plans and Sublessee shall be solely responsible for such matters.

3.0 Generator. Subject to consent by the Master Landlord and Sublessor (which consent, as to Sublessor, shall not be unreasonably withheld) and Sublessee’s compliance with all provisions of the Sublease, Sublessee may install a generator in the Premises at its sole cost and expense. Sublessee specifically acknowledges and agrees that the cost for installation of the generator is not included as part of the Construction Allowance (as defined herein). The specifications of the generator and the location thereof within the Premises is subject to approval by the Master Landlord and Sublessor (which approval, as to Sublessor, shall not be unreasonably withheld).

4.0 Scope of Sublessee’s Work. Sublessee’s Work shall include all work necessary to complete the Premises in accordance with the Approved Construction Plans. The work to be done by Sublessee shall extend to, but shall not be limited to, the purchase and/or installation and/or performance of the following, at Sublessee’s sole cost and expense (subject to Sublessor’s construction allowance pursuant to Section 6.0 below) :

4.1 All partitions and walls within the Premises and any additional doors and hardware.

4.2 Distribution from the base building of all electrical service, telecommunication service, lighting, fire detection system, and heating and ventilation system.

4.3 All wall, ceiling and floor finishes.

4.4 All internal communication systems and alarm systems.

4.5 Telephone and computer wiring and devices, including installation and service costs.

4.6 Fire protection and detection devices which may be required by Sublessee’s particular use and occupancy.

4.7 Additional sprinkler heads which are required either by Sublessee’s occupancy or Sublessee’s partitions, ceiling design or fixture installation.

4.8 Suspended ceilings and finishes, if desired.

4.9 Rough-in plumbing and plumbing fixtures, including restrooms.

4.10 All flooring components, including coverings.

4.11 All signs, both interior and exterior.

4.12 The cost of all permits and bonds.

4.13 Any and all of the items required by any applicable law, rule, regulation or code due to Sublessee’s particular use and occupancy of the Premises.

5.0 Payment for Sublessee’s Work and Changes Thereto. Sublessee’s Work shall be at Sublessee’s sole cost and expense, except that Sublessor agrees to provide the construction allowance set forth in Section 6.0 below. No material changes, modifications or alterations to the Approved Construction Plans shall be made without the written consent of Sublessor, which consent shall not be unreasonably withheld. Any additional charges, professional fees, expenses or costs which Sublessee may be required to pay for arising by reason of any subsequent change, modification or alteration in the Approved Construction Plans shall be the sole cost and expense of Sublessee.

6.0 Construction Allowance; Rent Credit.

6.1 In the manner provided in this Section 6.0, Sublessor shall pay for a part of the cost of Sublessee’s Work by providing Sublessee with a tenant improvement allowance in the amount of Six Hundred Eighty Eight Thousand Eight Hundred Seventy Five Dollars ($688,875.00) (the “Construction Allowance”). In no event shall the amounts paid by Sublessor towards the Construction Allowance exceed the actual cost of Sublessee’s Work, and in no event shall Sublessor be obligated to pay any amount in excess of the Construction Allowance amount. The Construction Allowance shall not include any cost for procuring, constructing or installing any of Sublessee’s personal property in the Premises. The Construction Allowance must be used within twelve (12) months after Sublessor delivers possession of the Premises to Sublessee, and Sublessor shall have no obligation to pay any portion of the Construction Allowance submitted for payment by Sublessee after the twelve (12) month period. Sublessee acknowledges and agrees that Sublessor shall only be obligated to contribute the Construction Allowance for the work items specified in this Construction Rider. With respect to the Monthly Rent under Section 3.1 of the Sublease, Sublessor agrees to give Sublessee a credit against the Monthly Rent (but not against any Additional Rent) equal to fifty percent (50%) of the amount of the unused Construction Allowance calculated as of the sooner of (i) the date of Sublessee’s Substantial Completion Notice

(as defined herein) or (ii) the expiration of the twelve (12) month period referred to above in this Section 6.1. The rent credit shall be applied against the Monthly Rent starting the first day of the month following the month in which the rent credit is determined, and it shall continue to be applied against each succeeding month until exhausted.

6.2 Sublessor shall pay the Construction Allowance to Sublessee in a series of payments, in the following manner: After Sublessee makes a payment for any of the cost items permitted under Section 6.4 below, Sublessee shall submit a statement to Sublessor identifying the payee, the amount paid and a reasonably detailed description of the applicable work (“Sublessee Cost Statement”). Sublessee shall also provide, if available under the circumstances, a conditional waiver and release with respect to the contractors or suppliers paid in regard to the Sublessee Cost Statement submitted. Provided Sublessor has promptly inspected and approved the applicable work as described in the Sublessee Cost Statement (if Sublessor elects to do so), Sublessor shall pay the amount shown on the Sublessee Cost Statement within ten (10) business days after Sublessor’s receipt thereof. Irrespective of when Sublessee first pays the permitted cost items, Sublessee shall not submit more than two (2) Sublessee Cost Statements to Sublessor in any given month. Subject to the provisions of Section 6.1 above, Sublessor shall continue paying the Sublessee Cost Statements as submitted until such time as Sublessor has paid the Construction Allowance; provided, however, Sublessor shall withhold a ten percent (10%) retention from the payments made on each Sublessee Cost Statement. Sublessor shall pay the total retention within ten (10) days after Sublessor’s receipt of a written notice stating that Sublessee has completed Sublessee’s Work, which notice shall be accompanied by all of the following (collectively, “Sublessee’s Completion Notice”): (i) certification from Sublessee’s Architect that all of Sublessee’s Work has been completed in accordance with the plans and specifications previously approved by Sublessor and all local governmental and quasi-governmental authorities with jurisdiction, (ii) a copy of the building permit for Sublessee’s Work, showing that Sublessee’s Work has been finally approved by the appropriate building inspector, plus any other evidence reasonably required by Sublessor indicating that all legal requirements for Sublessee’s occupancy of the Premises have been satisfied, (iii) the original certificate of occupancy (or its equivalent) issued to Sublessee, if applicable, and (iv) an unconditional release and waiver upon final payment from Sublessee’s contractor (and each subcontractor and supplier, as applicable).

6.3 Unless specifically excluded in this Construction Rider or otherwise approved by Sublessor, the Construction Allowance shall be used for the following cost items: (i) all costs of obtaining building permits and other necessary authorizations from the appropriate governmental entity, (ii) all costs of design and finish schedule plans and specifications, and (iii) all direct and indirect costs of procuring, constructing and installing Sublessee’s Work, including, but not limited to, the construction fee for overhead and profit and costs of all on-site supervisory and administrative staff, office, equipment and temporary services rendered by Sublessee’s general contractor (if applicable) in connection with construction of Sublessee’s Work and also including, without limitation, the cost of partitioning and cubicles, utility systems, fire sprinkler systems, heating, ventilating and air conditioning systems and equipment, electrical distribution facilities, wiring, cabling, lighting, ceilings, and any necessary installation of fixtures, restrooms and carpeting.

7.0 Requirements Relating to Sublessee’s Work.

7.1 All of Sublessee’s Work in the Premises shall be strictly in accordance with the requirements of all governing laws, codes and ordinances and Sublessor’s insurance carrier. Sublessee shall obtain, at its sole cost and expense, permits and approvals from all authorities applicable to Sublessee’s Work and shall furnish Sublessor with a copy of said permits prior to commencement of construction. A copy of the Approved Construction Plans shall be kept on file with the Construction Representative until completion of Sublessee’s Work.

7.2 Sublessee agrees to cooperate and comply with all reasonable rules and directives which Sublessor may make in connection with the construction of Sublessee’s Work.

7.3 Sublessor may, at its discretion, require Sublessee or Sublessee’s contractor to obtain payment and performance bonds in an amount sufficient to ensure the lien-free completion of Sublessee’s Work, naming Sublessor as a co-obligee and in a form satisfactory to Sublessor.

7.4 The insurance requirements under Section 12 of the Sublease and the Sublessee indemnity and release provisions under Section 19 of the Sublease shall apply during the construction of Sublessee’s Work. To the extent not already provided pursuant to the insurance requirements under the Sublease, Sublessee shall provide Sublessor with evidence of insurance covering both Sublessee and Sublessee’s contractor against damage to their personal property, as well as against third-party liability and workers’ claims arising out of Sublessee’s construction and associated activities. All policies of insurance shall be subject to Sublessor’s prior approval and shall name Sublessor as an additional insured. Sublessor’s approval of the insurance policies shall not be unreasonably withheld.

8.0 Commencement of Sublessee’s Work. Following the parties’ approval of the Approved Construction Plans, Sublessee shall begin construction of Sublessee’s Work.

9.0 Completion of Sublessee’s Work. Within ten (10) days after completion of Sublessee’s Work, Sublessee shall cause a Notice of Completion to be recorded in the office of the recorder of the appropriate county in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Sublessor upon such recordation. If Sublessee fails to do so, Sublessor may execute and file the same on behalf of Sublessee as Sublessee’s agent for such purpose, at Sublessee’s sole cost and expense. Sublessee shall obtain a certificate of occupancy (or its equivalent) at the completion of Sublessee’s Work as applicable, the original of which shall be furnished to Sublessor. At the conclusion of construction, and to the extent not already delivered to Sublessor pursuant to Section 6.0 above, (i) Sublessee shall cause Sublessee’s Architect and its general contractor (a) to update the Approved Construction Plans as necessary to reflect all changes made during the course of construction, (b) to certify to the best of their knowledge that the “record set” of as-built drawings are true and correct, which certification shall survive the expiration or termination of the Sublease, and (c) to deliver to Sublessor two (2) copies of such record set of drawings, and (ii) Sublessee shall deliver to Sublessor a copy of all warranties, guarantees, and related information pertaining to the improvements, equipment and systems installed in the Premises by Sublessee, including a copy of the building permit for Sublessee’s Work, showing that Sublessee’s Work has been finally approved by the appropriate building inspector, plus any other evidence reasonably required by Sublessor indicating that all legal requirements for Sublessee’s occupancy of the Premises have been satisfied.

10.0 Appointment of Contractor. Sublessee’s Work shall be performed by a licensed general contractor selected by Sublessee and approved by Sublessor.

11.0 Inspection of Sublessee’s Work. Sublessee shall notify Sublessor upon Sublessee’s determination that Sublessee’s Work has been completed. Sublessor or an agent of Sublessor shall then have the right to promptly inspect the Premises. Sublessor’s review of Sublessee’s Work as so provided shall in no way relieve Sublessee of the responsibility for obtaining approvals from the requisite governing authorities.

12.0 Construction Delays. Any delays in or interruption of the construction for Sublessee’s Work which are caused by natural disaster, strikes, rioting, shortages of labor or material shall not extend the Rent Commencement Date of the Sublease.

13.0 Future Alterations and Improvements. Upon completion of Sublessee’s Work as provided in this Construction Rider, any alterations or improvements Sublessee may thereafter desire to make to the Premises shall be in accordance with Section 14 of the Sublease.

Sublessor Initials: /s/ MRH	Sublessee Initials: /s/ BRC